UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROOMLINX, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ROOMLINX, INC.
2150 W. 6th Ave., Unit H
Broomfield, CO 80020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held March 5, 2009

               NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Roomlinx, Inc., a Nevada corporation (the “Company” or “Roomlinx”), will be held on March 5, 2009, at 10:00am local time, at the offices of the Company, 2150 W. 6th Ave., Unit H, Broomfield, CO 80020, for the following purposes:

1.	to elect each of Michael S. Wasik, Judson Just and Christopher Blisard to our Board of Directors to serve until the next Annual Meeting and until his successor is elected and qualified (“Proposal 1”);

2.	to approve an amendment to the Company's Long Term Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 25,000,000 to 120,000,000 (“Proposal 2”);

3.
to approve the amendment and restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 245,000,000 to 1,500,000,000 (“Proposal 3”);

4.
to approve an amendment to the Company’s Articles of Incorporation effecting a 1-for-200 reverse stock split of the Company’s Common Stock and a simultaneous decrease in the number of authorized shares of the Company’s Common Stock to 200,000,000 (“Proposal 4”);

5.	to ratify the appointment of Stark Winter Schenkein & Co LLP as our independent registered public auditors for the fiscal year ending December 31, 2008 (“Proposal 5”); and

6.	to transact such other business as may properly come before the meeting or any adjournment thereof.

                 Stockholders of record at the close of business on January 23, 2009 are entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely,

/s/ Michael S. Wasik

Dated: January 23, 2009	Michael S. Wasik Chairman of the Board and Chief Executive Officer

ROOMLINX, INC.
2150 W. 6th Ave., Unit H
Broomfield, CO 80020

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
March 5, 2009

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of Roomlinx, Inc., a Nevada corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, on March 5, 2009, at 10:00am local time, and at any and all adjournments thereof.  The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

This Proxy Statement and the accompanying proxy are first being sent to the stockholders of the Company on or about January 30, 2009. A copy of the Company's 2007 Annual Report on Form 10-KSB for the year ended December 31, 2007 is enclosed herewith, together with a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Cost of Solicitation

               The expenses of mailing this Proxy Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may in the future supplement it.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as the close of business on January 23, 2009.  Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on January 23, 2009, (i) the Company had outstanding 159,901,195 shares of Common Stock, $.001 par value per share (the "Common Stock"), each of which entitled the holder to one vote, and (ii) the Company had outstanding 1,000 shares of Series C Preferred Stock, par value $.20 per share, which were convertible into an aggregate of 100,000,000 shares of Common Stock and which entitle the holder to one vote per share of Common Stock into which the Series C Preferred Stock is potentially convertible.  There were no issued shares held by the Company in its treasury.  Treating all outstanding shares of Series C Preferred Stock on an “as converted” basis, holders of a total of 259,901,195 shares of Common Stock (or deemed Common Stock) are entitled to vote at the Annual Meeting.

Required Vote, Broker Non-Votes and Abstentions

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election of directors nominated will require the vote, in person or by proxy, of a plurality of all shares entitled to vote at the Annual Meeting.   Each of Proposal 3 approving the amendment and restatement of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock to 1,500,000,000 and Proposal 4 approving the amendment to the Company’s Articles of Incorporation effecting a 1-for-200 reverse stock split of the Company’s Common Stock and simultaneously decreasing the number of authorized shares of Common Stock to 200,000,000 will require the approval of the holders of a majority of the outstanding shares of Common Stock.  All other matters will require the affirmative vote of a majority of the votes cast.

Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  If a quorum is present, abstentions will have no effect on the election of directors or on any of the other proposals to be voted upon, except for Proposals 3 and 4 where an abstention will have the same effect as a vote “against” such proposal.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company, Attn: Chief Executive Officer, of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominees listed on the following pages, in favor of Proposals 2, 3, 4 and 5, and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in the proxy holder’s own discretion. Votes are tabulated at the Annual Meeting by inspectors of election.

Dissenters’ Right of Appraisal

               There is no proposal to be voted upon at the Annual Meeting for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.  Therefore, our stockholders do not have dissenters’ rights with respect to the proposals to be voted upon by the stockholders as described in this proxy statement.

Interest of Certain Persons in Matters to Be Acted Upon

Michael S. Wasik, Chairman of the Board of Directors and our Chief Executive Officer, owns 25,233,566 shares of Common Stock and his vote of such shares will count with respect to each Proposal.

Christopher T. Blisard, a member of our Board of Directors, owns 2,292,084 shares of Common Stock and his vote will count with respect to each Proposal.

Judson Just, a member of our Board of Directors, owns 95,000 shares of our Common Stock and his vote will count with respect to each Proposal.  Mr. Just is also the brother and brother-in-law of certain investors in the Company.  Those investors jointly own 920 shares of Series C Preferred Stock (convertible into 92,000,000 shares of Common Stock) and certain trusts of which those investors are trustees own, in the aggregate, 80 shares of Series C Preferred Stock (convertible into 8,000,000 shares of Common Stock).  All of the shares of Common Stock into which such Series C Preferred Stock is convertible will count respect to each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of our common stock and preferred stock as of January 23, 2009, by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock or any class or series of preferred stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person by conversion of convertible debt convertible and under options or warrants exercisable within 60 days of October 6, 2008 are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.   The percentage ownership is based upon 159,901,195 shares of Common Stock, 720,000 shares of Class A Preferred Stock and 1,000 shares of Series C Preferred Stock issued and outstanding as of January 23, 2009.

COMMON, CLASS A PREFERRED AND SERIES C PREFERRED STOCK

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Number of Shares of Class A Preferred Stock Beneficially Owned	Percent of Class A Preferred Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percent of Series Preferred Stock Beneficially Owned

Michael S. Wasik(1)	36,233,566	21.2%	0	0%	0	0%

Judson Just(2)	95,000	0.1%	0	0%	0	0%

Christopher Blisard(3)	2,292,084	1.4%	0	0%	0	0%

Jennifer Just(4) c/o Roomlinx, Inc. 2150 W. 6th Ave., Unit H Broomfield, CO 80020	134,400,000	45.7%	0	0%	1,344	97.1%

Matthew Hulsizer(5) c/o Roomlinx, Inc. 2150 W. 6th Ave., Unit H Broomfield, CO 80020	134,400,000	45.7%	0	0%	1,344	97.1%

All executive officers and directors (3 persons)	38,620,650	22.6%	0	0%	0	0%

(1)
Includes 25,233,566 shares owned by Mr. Wasik and options to purchase 1,000,000 shares at $0.026 per share which are fully vested and expire on August 10, 2012 and options to purchase 10,000,000 shares at $0.02 per share which are fully vested and expire on November 20, 2013.

(2)	Includes 95, 000 shares owned by Mr. Just.

(3)	Includes 2,292,084 shares owned by Mr. Blisard, but does not include options to purchase 500,000 shares at $0.012 per share, which vest on December 31, 2009 and expire on December 31, 2015.

(4)
Includes (i) 920 shares of Series C Preferred Stock jointly owned with Matthew Hulsizer convertible into 92,000,000 shares of Common Stock, (ii) 40 shares of Series C Preferred Stock owned by the Just Descendant Trust (of which Jennifer Just is Trustee) convertible into 4,000,000 shares of Common Stock, (iii) warrants jointly owned with Matthew Hulsizer expiring July 31, 2011 to purchase either 184 shares of Series C Preferred Stock at $4,000 per share or 18,400,000 shares of Common Stock at $.04 per share, (iv) warrants jointly owned with Matthew Hulsizer expiring July 31, 2011 to purchase either 184 shares of Series C Preferred Stock at $6,000 per share or 18,400,000 shares of Common Stock at $.06 per share, (v) warrants owned by the Just Descendant Trust expiring July 31, 2011 to purchase either 8 shares of Series C Preferred Stock at $4,000 per share or 800,000 shares of Common Stock at $.04 per share and (vi) warrants owned by the Just Descendant Trust expiring July 31, 2011 to purchase either 8 shares of Series C Preferred Stock at $6,000 per share or 800,000 shares of Common Stock at $.06 per share.

(5)
Includes (i) 920 shares of Series C Preferred Stock jointly owned with Jennifer Just convertible into 92,000,000 shares of Common Stock, (ii) 40 shares of Series C Preferred Stock owned by the Hulsizer Descendant Trust (of which Matthew Hulsizer is Trustee) convertible into 4,000,000 shares of Common Stock, (iii) warrants jointly owned with Jennifer Just expiring July 31, 2011 to purchase either 184 shares of Series C Preferred Stock at $4,000 per share or 18,400,000 shares of Common Stock at $.04 per share, (iv) warrants jointly owned with Jennifer Just expiring July 31, 2011 to purchase either 184 shares of Series C Preferred Stock at $6,000 per share or 18,400,000 shares of Common Stock at $.06 per share, (v) warrants owned by the Hulsizer Descendant Trust expiring July 31, 2011 to purchase either 8 shares of Series C Preferred Stock at $4,000 per share or 800,000 shares of Common Stock at $.04 per share and (vi) warrants owned by the Hulsizer Descendant Trust expiring July 31, 2011 to purchase either 8 shares of Series C Preferred Stock at $6,000 per share or 800,000 shares of Common Stock at $.06 per share

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to our By-laws, our Board of Directors shall consist of one (1) or more members, the exact number of which shall be fixed from time to time by the Board of Directors.  The Board of Directors has fixed the number of Directors constituting the entire Board at three (3) effective as of the date of the Annual Meeting.  Each Director elected by the stockholders’ actions will serve until the Company's next Annual Meeting and until his successor is duly elected and qualified.

               Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect on the election of directors.

               Set forth below is biographical information for the nominees for election to the Board of Directors including information furnished by them as to their principle occupations at present and for the past five years, certain directorships held by each, their ages as of October 6, 2008 and the year in which each director became a director of the Company.

There are no family relationships between any nominee and/or any executive officers of the Company.

The Board of Directors has determined that each of Christopher T. Blisard and Judson Just is an “independent director” as that term is defined by NASDAQ Marketplace Rule 4200.

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of Our Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.

Directors, Executive Officers, Control Persons and Nominees

               Biographical information regarding each of our current directors, nominees, executive officers and significant employees is shown below.

Name	Age	Position and Offices with the Company
Michael S. Wasik	39	Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors (nominee)
Judson Just	38	Director (nominee)
Christopher T. Blisard	41	Director (nominee)

Michael S. Wasik has served as the Company's chief executive officer, chief financial officer, and member of the Board of Directors since November 2, 2005.  Mr. Wasik founded SuiteSpeed, Inc., a wired and wireless high speed internet service provider, in 2002 and served as its Chairman and Chief Executive Officer from its inception in 2002 until August 2005, when SuiteSpeed was merged into Roomlinx.  Prior to forming SuiteSpeed Inc, from November 1997 to January 2002, Mr. Wasik founded TRG Inc, and served as President and Chairman of TRG Inc. a technical consulting company.

Judson P. Just, CFA, currently one of our directors, has spent the last nine years with PEAK6 Investments, LP as a Portfolio Manager, Analyst, Trader and Manager of the founding family’s Family Office.  Established in 1997, PEAK6 Investments, LP is a leading financial institution in Chicago with an established track record of success in proprietary trading. Recently recognized as one of Chicago's Best and Brightest Employers to Work For,' the company is also rapidly expanding its commercial focus to include innovative initiatives in the online media, retail options brokerage and asset management.  Judson is also a Board member for Solution BioSciences, an animal health technology company; and Vassol Inc., the developer of NOVA® the first commercially available technology to measure actual blood flow rates in individual vessels using MRA/MRI scanners.  Prior to PEAK6, Judson spent six years as a Trader for Heartland Funds, a specialist in small cap equities.

Christopher T. Blisard, one of the founders of Sage Canyon Advisors, currently serves as one of our Directors. A life-long entrepreneur, Mr. Blisard brings 21 years of operational, business development and leadership experience to this position.  In addition to Sage Canyon Advisors, Mr. Blisard serves as the Chief Operating Officer of Circadence Corporation, a Boulder, Colorado-based industry-leading provider of wide area network (WAN) optimization technology to the US Government and commercial enterprises, a position he has held since 1999. Mr. Blisard has been fundamental in creating a number of strategic partnerships for Circadence with prominent industry leaders such as Hewlett-Packard, Accenture, Dell, CSK Ventures (Hitachi), Microsoft, Deutsche Telekom, Global Crossing, and Pacific Century CyberWorks Japan (PCCWJ). His leadership has also been vital to the development of significant business relationships within the defense and security industry including the Department of Defense, the four major military branches, Northrop Grumman, L3, and others.  Mr. Blisard is a founder and Chairman of the Board of VirtualArmor, located in Greenwood Village, Colorado. VirtualArmor offers businesses the professional services needed to secure network infrastructure. Additionally, Mr. Blisard is a founder of VivID Technologies, LLC, located in Tupelo, Mississippi. VivID Technologies provides radio frequency identification (RFID) and sensor-based solutions to the industry and defense markets, including the US Army and US Marine Corps.  Mr. Blisard is a founder and serves on the Board of QuantaLife, located in Livermore, California.  QuantaLife, Inc. was formed in January, 2008, to develop, manufacture and commercialize advanced digital polymerase chain reaction (PCR) technologies for the life science research, clinical diagnostics, industrial testing, pharmacogenetics and biodefense markets.  The system will focus on the amplification and detection of nucleic acid in less than five minutes, representing up to an order of magnitude improvement over commercial real-time PCR (rtPCR) systems.  Since its conception in 1998, rtPCR has exponentially replaced other bioassay techniques and now serves as the principal nucleic acid diagnostic tool.  Quantum PCR indeed represents a fundamental advancement in PCR technology with the introduction of quantum microfluidics.   Previously, Mr. Blisard was involved in a number of other successful enterprises, including: VR•1, Inc., one of the most successful massively multi-player online simulation and gaming companies prior to its sale to Pacific Century CyberWorks Japan in 2001; Online Network Enterprises (ONE), an Internet Service Provider acquired by Rocky Mountain Internet (RMI) in 1997; SolarTech Enterprises LLC, a designer and developer of patented chemical ultraviolet sensors, winner of the USWest New Venture Fund and the recipient of two National Cancer Institute research grants; Armor Holdings, Inc. (formerly ABA), a top supplier of human safety and survival systems to all branches of the U.S. military and major aerospace and defense prime contractors; and GCCTechnologies, an innovator in combining reliable hardware and revolutionary software to produce high-performance computer peripherals.  Mr. Blisard also served on the Board of Directors for the Mile High Chapter of the National Defense Industrial Association (NDIA). To stay current with trends and developments within the defense and security industry, Mr. Blisard is a member of the NDIA and the Association of the United States Army (AUSA).

Certain Relationships and Related Transactions

On August 10, 2005, the Company issued to Michael Wasik, who is now the President and Chief Executive Officer, a total of 25,233,566 shares of Common Stock in connection with the merger of SuiteSpeed, Inc. with the Company and the cancellation of certain liabilities of SuiteSpeed, Inc. to Mr. Wasik.

On August 10, 2005, the Company’s Board of Directors approved the grant, under the Company’s Long-Term Incentive Plan, of an aggregate of 1,000,000 Incentive Stock Options (“ISOs”) to Mr. Wasik, which vested immediately.

In November 2006, the Company granted, under our Long-Term Incentive Plan, an aggregate of 10,000,000 Incentive Stock Options (“ISOs”) to Michael S. Wasik, the Company’s President, Chief Executive Officer and Chief Financial Officer, of which (i) 6,000,000 vested immediately and (ii) 4,000,000 vest over three years with one-third vesting on the first anniversary of Mr. Wasik’s employment with the Company and an additional one-third vesting on each of the following two anniversaries thereof.  .

On August 19, 2008 the Company granted, under our Long-Term Incentive Plan, an aggregate of 500,000 Non-Qualified Stock Options (“NQOs”).  The NQOs were granted to Christopher Blisard with respect to his service as a member of the Board of Directors during 2009 and vest on December 31, 2009.  The options were issued at an exercise price of $0.012 per share, representing the closing price of the Company’s Common Stock on such date.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2007.

Information Regarding the Board of Directors and Its Committees

AUDIT COMMITTEE

The Company has an Audit Committee of the Board of Directors, the current members of which are Judson Just and Christopher Blisard. The Audit Committee does not have a charter.  The Board of Directors has delegated to the Audit Committee the following principal duties: (i) reviewing with the independent outside auditors the plans and results of the audit engagement; (ii) reviewing the adequacy of the internal accounting controls and procedures; (iii) monitoring and evaluating the financial statements and financial reporting process; (iv) reviewing the independence of the auditors; and (v) reviewing the auditors' fees. As contemplated by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission there under, the Audit Committee has assumed direct responsibility for the appointment, compensation, retention and oversight of our independent auditors in accordance with the timetable established with the Securities and Exchange Commission. The Audit Committee has been established in accordance with the provisions of the Sarbanes-Oxley Act.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that it has an “audit committee financial expert” serving on the Audit Committee, Judson Just.  Mr. Just is an “independent director” as defined in NASDAQ Marketplace Rule 4200.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Management of the Company is responsible for the preparation, integrity and objectivity of the consolidated financial statements.  Stark Winter Schenkein & Co LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its obligations over the financial reporting process, and with respect to the fiscal year ended December 31, 2007, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;

•	Discussed with Stark Winter Schenkein & Co LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as has been or may be modified, superseded or supplemented;

•
Received the written disclosures and the letter from Stark Winter Schenkein & Co regarding auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Stark Winter Schenkein & Co LLP the accounting firm’s independence;

•
Based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee
Mr. Judson Just
Mr. Christopher T. Blisard

COMPENSATION COMMITTEE

The Board of Directors does not yet have a Compensation Committee.  The Board intends to establish a Compensation Committee which will consist of Judson Just and Christopher Blisard.  Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Compensation Committee.  In accordance with NASDAQ Marketplace Rule 4200, a majority of “independent” directors is required to recommend and approve the compensation of executive officers.

NOMINATING COMMITTEE

The Board of Directors does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors.  All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors.  In 2007, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has provided such recommendation on a timely basis as described in “Stockholders’ Proposals” below.

DIRECTORS' ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS

Due to the Company's limited operations and financing and the limited size of the Board, the Board of Directors did not meet in the fiscal year ended December 31, 2007 and took all actions by unanimous written consent.

DIRECTORS' ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Members of the Board of Directors will not be required to attend the Company's Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o Michael S. Wasik, Roomlinx, Inc., 2150 W. 6th Ave, Unit H, Broomfield, CO 80020.  All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company's chief executive officer, chief financial officer, principal accounting officer or controller and persons performing similar functions. The Company shall provide to any person, without charge, upon request, a copy of such request. Any such request may be made by sending a written request for such code of ethics to: Roomlinx, Inc., 2150 W. 6th Ave, Unit H, Broomfield, CO 80020, Attn.: Michael S. Wasik, Chief Executive Officer.

Executive and Director Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2007 and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2007 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”).

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael S. Wasik	2007	148,000							75,000
CEO and CFO	2006	75,000							150,000

EXECUTIVE EMPLOYMENT AGREEMENTS

On August 10, 2005 ("the Effective Date"), we entered into an employment agreement with Mr. Michael Wasik for Mr. Wasik to serve initially as Executive Vice President and now as our chief executive officer. The following is a summary of the material terms of the agreement:

Term. The initial term of the agreement was two years from the date of the agreement. Accordingly, the agreement has expired.

Compensation. Mr. Wasik's initial annual base salary under the agreement was $150.000.  Mr. Wasik also was eligible to receive such bonuses as may be determined by the Board of Compensation Committee.

Stock Options. Under the agreement, Roomlinx granted to Mr. Wasik a stock option (the "Wasik Option") under the Roomlinx, Inc. Long-Term Incentive Plan (the "Plan") for the purchase of an aggregate of 1,000,000 shares of common stock of Roomlinx common stock at an option price equal to $0.026 per share.  Such options vested immediately upon grant on August 10, 2005.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE (Fiscal Year-End December 31, 2007)

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Estimated Per Share Market Value at Grant Date if Greater than Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael S. Wasik	1,000,000			0.026		8/10/2012
Michael S. Wasik(1)	8,666,667	1,333,333		0.020		11/20/2013

(1)  As of August 10, 2008, all of these options became exercisable.

DIRECTOR COMPENSATION TABLE (Fiscal Year-End December 31, 2007)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael S. Wasik							0
Herbert Hunt			12,500				12,500
Peter Bordes			12,500				12,500

PROPOSAL 2

AMENDMENT OF THE COMPANY’S LONG TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

We believe that our officers, directors and other key employees and other individuals providing bona fide services to the Company should have a significant stake in our stock price performance under a program which links compensation to stockholder return. As a result, stock option grants are an integral part of our compensation program and are awarded under the Company’s Long-Term Incentive Plan originally adopted effective as of June 28, 2004 (as amended, subject to stockholder approval under this Proposal, the “Plan”).

The Plan as originally adopted had an aggregate limit on the number of shares issuable under the Plan of 25,000,000 shares of our Common Stock, subject to certain adjustments.

In order to provide for sufficient shares of Common Stock to be available for issuance under the Plan, the Board of Directors of the Company (the “Board”) has adopted, subject to stockholder approval, an amendment to the Plan that increases the aggregate limit on the number of shares issuable under the Plan from 25,000,000 to 120,000,000.  The Board of Directors of the Company requests that you approve this amendment.  This amendment is contingent on the approval of Proposal 3 below increasing the number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation to 1,500,000,000.

Description of the Plan

The following summary briefly describes the material features of the Plan, as amended, assuming approval pursuant to this Proposal. The Plan, as amended if approved pursuant to this Proposal, is attached as Annex A to this Proxy Statement. The following summary is qualified in its entirety by reference to such Annex A.

The Plan authorizes the grant of stock options and other stock-based awards to purchase an aggregate of 120,000,000 shares of the Company's common stock.  The plan permits the granting of stock options (including incentive stock options qualifying under section 422 ("ISOs") of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSOs")), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards or any combination of the foregoing ("Awards"). Shares covered by the Plan may be either previously unissued or reacquired shares. Shares that cease to be subject to an option or other Award because of its expiration or termination will again be available for the grant of options and other Awards until termination of the Plan, except that any such shares shall not be for purchase pursuant to incentive stock options intended to qualify under section 422 of the Code.

The Plan is administered by the Board of Directors or by a committee or committees as may be appointed by the Board of Directors from time to time (the Board of Directors, committee or committees being referred to as the "Administrator"). The Administrator has sole discretion to select award recipients, determine the number of shares subject to each grant and prescribe the other terms and conditions of each award. All employees, officers and directors of, and other individuals providing bona fide services to or for, the Company are eligible to receive awards under the Plan.

The exercise price of each ISO granted under the Plan must be equal to the fair market value of the common stock, as determined by the Administrator, at the time the option is granted, but NSOs may be granted with an exercise price less than fair market value. No award granted under the Plan may be transferred except by will or the laws of descent and distribution. No awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan, although the expiration date of previously granted awards may extend beyond that date.

The number of shares covered by the Plan and the exercise price of outstanding options are subject to customary anti-dilution adjustments in the event of any recapitalization or similar change affecting the Company’s common stock. In the event the Company sells all or substantially all of its consolidated assets, dissolves, merges or consolidates with another company, the Administrator, in its discretion and without the consent of the holders of awards, shall make (1) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and (2) any adjustments in outstanding awards, including, but not limited to reducing the number, kind and price of securities subject to awards.

Any termination, amendment or modification to the Plan requires the approval of the board of directors and stockholders of the Company.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations issued thereunder (the "Treasury Regulations"), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

New Law Affecting Deferred Compensation

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

A participant under the Plan (a “participant”) will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which the participant's incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares of Common Stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares of Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess will be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant's particular tax status.

The tax treatment of any shares of Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the shares of Common Stock were transferred to the participant (referred to as the "Holding Period"). If a participant disposes of shares of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a "disqualifying disposition." If the amount received for the shares of Common Stock is greater than the fair market value of the shares of Common Stock on the exercise date, then the difference between the incentive stock option's exercise price and the fair market value of the shares of Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the "disqualifying disposition" occurs. The participant's basis in the shares of Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such "disqualifying disposition." In addition, the amount received in such "disqualifying disposition" over the participant's increased basis in the shares of Common Stock will be treated as capital gain (treated as short-term or long-term capital gain, depending on how long the participant has held the shares of Common Stock). However, if the price received for shares of Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the shares of Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of the shares of Common Stock.

Nonqualified Stock Options

A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant's tax basis for shares of Common Stock acquired under a nonqualified stock option will be equal to the option price paid for such shares of Common Stock, plus any amounts included in the participant's income as compensation. When a participant disposes of shares of Common Stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Plan is subject to withholding of income tax.

To satisfy federal income tax withholding requirements, the Company is entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements T.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company's principal executive officer, principal financial officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual's rights under the Plan are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Plan Benefits

Awards under the Plan outstanding at the conclusion of the fiscal year ended December 31, 2007 and held by the Company’s Named Executive Officers are set forth above under the table entitled “Outstanding Equity Awards At Fiscal Year End” under the description of Proposal 1.

Future benefits under the Plan are not currently determinable.

On October 28, 2008, the last sale price of a share of the Company’s Common Stock on the OTC Pink Sheets was $0.01 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to our common stock issuable under our equity compensation plans:

			(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under Equity
	Exercise of Outstanding	Outstanding Options,	Compensation Plans (Excluding
Plan Category	Options, Warrants and Rights	Warrants and Rights	Securities Reflected in Column(a)

Equity compensation plans approved by security holders	20,650,000	$0.0236	1,778,571
Equity compensation plans not approved by security holders	0	--
Total	20,650,000	$0.0236	1,778,571

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of the amendment of the Company’s Long-Term Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 25,000,000 to 120,000,000.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company unanimously adopted resolutions approving, subject to stockholder approval, the amendment and restatement of the Company’s Articles of Incorporation in order to increase the number of authorized shares of common stock from 245,000,000 to 1,500,000,000.  A copy of the proposed Amended and Restated Articles of Incorporation effecting such amendment and restatement is attached as Annex B to this Proxy Statement (the “Restated Articles”).  Stockholders are urged to read the Restated Articles carefully as it is the legal document that governs the amendment and Restatement of the Company's Articles of Incorporation.

Description of the Amendment and Restatement

Pursuant to our Articles of Incorporation, we are currently authorized to issue up to 245,000,000 shares of common stock, par value $.001 per share (“Common Stock”).

As of October 6, 2008, we had outstanding (i) 157,065,781 shares of Common Stock, (ii) 1,000 shares of Series C Preferred Stock convertible into 100,000,000 shares of Common Stock, (iii) Convertible Debentures convertible into 117,500,000 shares of Common Stock, (iv) currently exercisable warrants  outstanding to purchase 79,825,833 shares of Common Stock and (v) currently exercisable options outstanding to purchase 20,650,000 shares of Common Stock.  Further, we currently pay quarterly dividends on our outstanding Convertible Debt by the issuance of additional shares of Common Stock.  Accordingly, we do not presently have sufficient authorized shares to enable the exercise of all of our outstanding warrants and options to purchase common stock and the conversion of all outstanding shares of Series C Preferred Stock and Convertible Debentures.

If approved by the stockholders, the proposed Restated Articles will be filed with the Secretary of State of the State of Nevada as soon as practicable after approval of this Proposal.  The filing will authorize the issuance of up to an additional 1,255,000,000 shares of Common Stock. This will provide a sufficient number of authorized shares of Common Stock for issuance under currently exercisable warrants and options and conversion of outstanding shares of Series C Preferred Stock and Convertible Debentures and/or payment of dividends on the Convertible Debentures in the form of shares of Common Stock as well as permit additional future issuances as part of equity financings the Company may choose to undertake (although the Company has no current plans regarding any such equity financing transaction other than as may be described in this Proxy Statement).

Reasons for and Effect of the Amendment and Restatement

In the opinion of our Board of Directors, the proposed Restated Articles increasing the number of authorized shares of Common Stock is advisable and in the best interests of our stockholders.

The filing of the Restated Articles will increase the number of shares of Common Stock authorized for issuance from 245,000,000 to 1,500,000,000.   As a result, there will be a sufficient number of such shares of Common Stock available for issuance to permit the automatic conversion of all outstanding shares of Series C Preferred Stock of the Company.  Therefore, in accordance with the terms of the Series C Preferred Stock, upon the effectiveness of the Restated Articles, the 1,000 shares of the Company’s Series C Preferred Stock currently outstanding will automatically convert into 100,000,000 shares of Common Stock (the “Automatic Series C Conversion”).  In addition, warrants currently outstanding to purchase 400 shares of Series C Preferred Stock will automatically cease to be exercisable for Series C Preferred Stock and instead will be exercisable into 40,000,000 shares of Common Stock.  As a consequence of the automatic conversion of the outstanding shares of Series C Preferred Stock into shares of Common Stock, there will no longer be any shares of Series C Preferred Stock outstanding and the Company will no longer be required to make dividend payments on the Series C Preferred Stock, thus reducing the Company’s expenses and improving the capital position of the Company.  However, the Automatic Series C Conversion will result in substantial dilution to existing holders of Common Stock such that existing holders of Common Stock of the Company will then own less than sixty two percent (62%) of the proportionate interest in the issued and outstanding Common Stock of the Company currently owned by existing holders.  As part of the Restated Articles, the designation of the Series C Preferred Stock is also being deleted.

As a further result of the increase in the number of shares of Common Stock available for issuance, (i) the outstanding Convertible Debt which will automatically become exercisable into 117,500,000 shares of Common Stock  (rather than into shares of Series B Preferred Stock as currently), (ii) the Company expects to have sufficient shares available for issuance for the near term as dividends on outstanding Convertible Debt which would otherwise be paid out in cash and (iii) the Company expects to have sufficient shares available for issuance in the event the Company determines to raise additional equity financing in the form of sales of shares of Common Stock.   An issuance of shares of Common Stock in an equity financing transaction may result in dilution to existing stockholders, although the Company has no current plans regarding any such transaction other than as may be described in this Proxy Statement.

Potential Issuance of Additional Shares

As noted above, the proposed Restated Articles will increase the number of authorized but unissued shares of Common Stock of the Company available for issuance. Other than the issuance of Common Stock pursuant to (i) the Automatic Series C Conversion, (ii) the potential conversion of outstanding Convertible Debt and (iii) the potential exercise of outstanding options and warrants, there are no current plans, proposals or arrangements to issue any additional shares of Common Stock of the Company, including in connection with the acquisition of any business or engagement in any investment opportunity.

 Potential Anti-Takeover Effect

Our current Articles of Incorporation as well as the Restated Articles grant our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series (including classes or series of Common Stock and/or Preferred Stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividend, liquidation and voting rights. Our Board of Directors’ ability to designate and issue such shares could prevent, impede or deter an unsolicited tender offer or takeover proposal. Further, the increase in availability for issuance of the number of authorized but unissued shares of Common Stock of the Company as a result of the proposed Restated Articles could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of the Company. In certain circumstances, our management might issue additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of independent stockholders.

The amendment to increase in the number authorized shares of Common Stock available for issuance as a result of the Restated Articles was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Other than as described above, (i) our current Articles of Incorporation, the Restated Articles and our current by-laws do not contain provisions having material anti-takeover consequences, (ii) we are not currently party to any employment agreements or credit agreements containing provisions having material anti-takeover consequences, (iii) the adoption of the Restated Articles is not part of a plan by management to adopt a series of such amendments and (iv) there are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR the approval of the amendment and restatement of our Articles of Incorporation increasing the number of authorized shares of Common Stock from 245,000,000 to 1,500,000,000.

PROPOSAL 4

AMENDMENT OF ARTICLES OF INCORPORATION
TO EFFECT REVERSE STOCK SPLIT AND
SIMULTANEOUSLY DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company unanimously adopted resolutions approving, subject to stockholder approval, the amendment of the Company’s Articles of Incorporation (the “Reverse Split Amendment”) in order to effect a 1-for-200 reverse stock split with respect to the shares of Common Stock of the Company (the “Reverse Split”) and an additional simultaneous decrease in the number of authorized shares of common stock from 1,500,000,000 (after giving effect to the anticipated increase under Proposal 3 above)  to 200,000,000.  However, notwithstanding potential approval of the proposed Reverse Split Amendment by the stockholders, the Board of Directors may, by resolution, abandon the proposed Reverse Split Amendment without further action by the stockholders.  The Board of Directors will make the determination as to whether to proceed or abandon the Reverse Split Amendment, if approved by the stockholders under this Proposal, within twelve months from the date of the granting of such approval.

If so approved by the stockholders, the Reverse Split Amendment will be implemented by filing an Amendment to the Amended and Restated Articles of Incorporation of the Company, the form of which is included as Annex C to this Proxy Statement, with the Secretary of State of the State of Nevada within twelve months from the date of the granting of approval by the stockholders under this Proposal, unless abandoned by the resolution of the Board of Directors prior thereto.

Reason for the Proposal and Effects of the Reverse Split

In the opinion of our Board of Directors, the Reverse Split Amendment is advisable and in the best interests of our stockholders.  However, the final determination as to the timing of the Reverse Split Amendment effecting the Reverse Split has not yet been made and may be abandoned by resolution of the Board of Directors.

The purpose of the proposed Reverse Split is to increase the market price of our Common Stock as reflected in the markets in which our Common Stock is traded or quoted.  The board of directors believes that an increase in the market price of our Common Stock will facilitate trading and liquidity in the Common Stock and enhance the prestige of our Common Stock in the marketplace

If approved by the stockholders and not abandoned by resolution of the Board of Directors, the Board of Directors will cause the filing of the Reverse Split Amendment within twelve months of the granting of approval by the stockholders under this Proposal which will (i) effect a 1-for-200 reverse stock split with respect to the shares of Common Stock of the Company pursuant to which every two hundred shares of our outstanding Common Stock will be combined into one share of our Common Stock and (ii) simultaneously decrease the number of shares of Common Stock authorized for issuance to 200,000,000.  Thus, holders of the Company’s Common Stock immediately prior to the effectiveness of the Reverse Split Amendment will automatically be considered to own one-half of one percent (0.5%) of the number of shares owned prior to the effectiveness and the aggregate number of shares of Common Stock outstanding prior to the effectiveness of the Reverse Split Amendment will initially be reduced by 99.5%.  However, giving effect to the simultaneous decrease in the number of shares of Common Stock authorized for issuance from 1,500,000,000 (after giving effect to the anticipated increase under Proposal 3 above) to 200,000,000, the Reverse Split Amendment will also effect an 86.7% decrease in the number of shares of Common Stock authorized for issuance.

As of the effective date of the proposed Reverse Split, each holder of our Common Stock will own a reduced number of shares of our Common Stock.  Every two hundred shares of our Common Stock that a stockholder owns will be combined and converted into a single share of Common Stock.  We estimate that, following the Reverse Split, we will have approximately the same number of stockholders as prior thereto.  Except for any changes as a result of the treatment of fractional shares as discussed below, the completion of the Reverse Split alone would not affect any stockholder’s proportionate interest in the Common Stock of the Company.   The Reverse Split may increase the number of stockholders of the Company who own ‘‘odd lots’’ of less than 100 shares of our Common Stock.  Brokerage commission and other costs of transactions in odd lots are sometimes higher than the costs of transactions of more than 100 shares of Common Stock.

Assuming the approval of Proposals 2 and 3 above increasing the number of authorized shares of Common Stock available for issuance as Awards under the Company’s Long-Term Incentive Plan and otherwise and the consummation of the Automatic Series C Conversion described under Proposal 3, after giving effect to the Reverse Split Amendment, the Company would have 197,815,542 shares of Common Stock authorized that are not issued or outstanding or reserved for issuance.  Assuming the approval of Proposal 3 above increasing the number of authorized shares of Common Stock available for issuance and the consummation of the Automatic Series C Conversion described under Proposal 3, the table below sets forth (i) the approximate number of shares of Common Stock that would remain outstanding immediately following the effectiveness of the Reverse Split Amendment, (ii) the approximate number of shares of Common Stock that would remain authorized and reserved for issuance following the effectiveness of the Reverse Split Amendment, and (iii) the approximate number of shares of Common Stock that would remain authorized but unissued and not reserved for issuance upon the effectiveness of the Reverse Split Amendment (including giving effect to the simultaneous decrease in the number of shares of Common Stock authorized to be issued to 200,000,000).   The information in the following table assumes the approval of Proposal 3 above and the effectiveness thereof and is based on (i) the 200,000,000 shares of Common Stock authorized to be issued following the effectiveness of the Reverse Split Amendment and 159,901,195 shares of pre-Reverse Split Common Stock outstanding as of January 23, 2009, (ii) the Automatic Series C Conversion into a total of 100,000,000 shares of pre-Reverse Split Common Stock, (iii) Convertible Debt outstanding as of January 23, 2009 convertible into 117,500,000 shares of pre-Reverse Split Common Stock, (iv) warrants outstanding as of January 23, 2009 exercisable into 79,825,833 shares of pre-Reverse Split Common Stock, (v) options outstanding as of January 23, 2009 exercisable into 20,650,000 shares of pre-Reverse Split Common Stock and (vi) 96,778,571 shares of pre-Reverse Split Common Stock authorized and reserved for issuance as Awards under the Company’s Long-Term Incentive Plan.

Common Stock Issued and Outstanding after the Reverse Split (giving effect to the Automatic Series C Conversion)	Common Stock authorized and reserved for issuance after the Reverse Split (giving effect to the Automatic Series C Conversion)
Common Stock authorized but unissued
and not reserved for issuance after the
Reverse Split (giving effect to the
Automatic Series C Conversion and
assuming approval and effectiveness of
Proposal 3) and also giving effect to the
simultaneous decrease in the number of
authorized shares of Common Stock
pursuant to the Reverse Split
Amendment.

1,299,506	1,559,595	197,126,722

 Treatment of Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the next whole share.

Exchange of Share Certificates

If the Reverse Split Amendment is approved at the Annual Meeting and effected by the Board of Directors, the Reverse Split will occur at the effective time set forth in the Reverse Split Amendment as filed and without any further action on your part and without regard to the date on which you physically surrender your stock certificates for new certificates.

As soon as practicable after the effective date of the Reverse Split, the exchange agent will mail each record holder of Common Stock a transmittal form to be used in forwarding such holder’s stock certificates for surrender and exchange for certificates evidencing the number of shares of common stock such shareholder is entitled to receive as a consequence of the Reverse Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, you should surrender the certificates evidencing shares of Common Stock prior to the Reverse Split in accordance with applicable instructions. Upon surrender, you will receive new certificates evidencing the whole number of shares of Common Stock that you hold as a result of the Reverse stock Split. You will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit their stock certificates for exchange until they receive a transmittal form from the company.

As of the effective date of the Reverse Split, each certificate representing shares of Common Stock outstanding prior to the effective date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Split.

 Effect of the Reverse Stock Split on Warrants

The number of shares of Common Stock subject to outstanding warrants and options will be reduced in the same ratio as the reduction in the outstanding shares of Common Stock, rounded to the nearest whole share (with no cash payment for a partial share). The per share exercise price of those warrants and options also will be increased in direct proportion to the Reverse Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the warrants will remain unchanged (subject to the rounding of shares).

Board Discretion to Implement the Reverse Split

If the Reverse Split Amendment is approved at the annual meeting, the board of directors will, in its sole discretion, determine whether to complete the Reverse Split and file the Reverse Split Amendment with the Nevada Secretary of State. Notwithstanding approval of the Reverse Split Amendment at the annual meeting, the Board of Directors may, in its sole discretion, determine not to implement the Reverse Split or file the Reverse Split Amendment.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR the approval of the Reverse Split Amendment effecting a 1-for-200 reverse stock split of the Company’s Common Stock and simultaneous decrease in the number of shares of Common Stock authorized to be issued to 200,000,000.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               The Board of Directors has appointed the firm of Stark Winter Schenkein & Co LLP as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008 and recommends that stockholders vote for ratification of this appointment.  Stark Winter Schenkein & Co LLP has audited the Company's financial statements since it was retained by the Company on June 13, 2006.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a summary of the fees billed to Roomlinx, Inc. by Stark Winter Schenkein & Co LLP for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$38,000	$35,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$38,000	$35,000

AUDIT FEES. Consists of fees billed for professional services rendered for the audit of Roomlinx’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Stark Winter Schenkein & Co LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Roomlinx, Inc.’s consolidated financial statements and are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2007 or 2006.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax services provided in fiscal 2006.

ALL OTHER FEES. Consists of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2007 or 2006.

Audit Committee Pre-Approval Policies and Procedures

The policy of the Company’s Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the appointment of Stark Winter Schenkein & Co LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters as recommended by the Board of Directors, or if no such recommendation is given, in their own discretion.

STOCKHOLDERS’ PROPOSALS

               Stockholder proposals to be presented at the 2009 Annual Meeting must be received by the Company on or before March 31, 2009 for inclusion in the proxy statement and proxy card relating to the 2009 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Roomlinx, Inc., 2150 W. 6th Ave, Unit H, Broomfield, CO 80020, Attn: CEO.

OTHER INFORMATION

               Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2007, filed October 10, 2008, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2008, filed on November 14, 2008.

               We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC.  This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330.  Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

Dated:  January 23, 2009

ANNEX A

ROOMLINX, INC.

LONG-TERM INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

The LONG-TERM INCENTIVE PLAN (the "Plan") of ROOMLINX, INC., a Nevada corporation (the "Company"), adopted by the Board of Directors and Stockholders of the Company effective as of June 28, 2004, as thereafter amended upon stockholder approval effective March 5, 2009, is intended to promote the long-term growth and profitability of the Company by (i) providing key employees, officers, directors of, and other individuals providing bona fide services to, the Company with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2. DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended.

(e) "Change in Control" means:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or "group," within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (the "COMPANY VOTING STOCK");

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board's nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

(v) the dissolution or liquidation of the Company; provided, however, that the term "Change in Control" does not include any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established for the benefit of, an Employee or controlled by the Employee for the benefit of Employee's immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include in-laws and adoptive relations), or transferred to any such immediate family members.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) "Common Stock" shall mean shares of common stock of the Company, par value of ($0.001) per share.

(h) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(h) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

(i) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3. ADMINISTRATION

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including, without limitation, the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN

Subject to adjustments as provided in Section 7(d) of the Plan, the number of shares of Common Stock available for issuance as Awards under the Plan is one hundred twenty million (120,000,000).  Awards granted under the Plan after the date hereof shall vest in accordance with the applicable Grant Agreement.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5. PARTICIPATION

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6. AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferral.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7. MISCELLANEOUS

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

(iii) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Stock Restriction Agreement and Voting Trust. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a Stock Restriction Agreement of the Company and/or a Voting Trust Agreement in such form(s) as the Administrator may determine from time to time.

(g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof with the approval of the stockholders of the Company.

(h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

(i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Nevada, without regard to its conflict of laws principles.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

ANNEX B
AMENDED AND RESTATED ARTICLES OF INCORPORATION
EFFECTING AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
ROOMLINX, INC.
(Pursuant to NRS 78.403 of the State of Nevada)

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the corporation is Roomlinx, Inc.

SECOND: The Board of Directors of the corporation duly adopted the following resolutions on January 23, 2009:

RESOLVED, that it is advisable and in the judgment of the Board of Directors of the Corporation in the best interests of the stockholders of the Corporation that the Articles of Incorporation of the Corporation be amended by (i) increasing the number of authorized shares of Common Stock and (ii) given the consequent automatic conversion of the Series C Preferred Stock into shares of Common Stock, deleting the Certificate of Designation of Series C Preferred Stock; and that the entire text of the Articles of Incorporation of the Corporation be amended and restated to read as set forth on Exhibit A-1 attached hereto and made a part hereof; and

FURTHER RESOLVED, that the proposed amendments be submitted to the stockholders for their approval at the next annual meeting of stockholders; and

FURTHER RESOLVED, that, in the event that the said stockholders shall approve the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power, the Corporation is hereby authorized to make by the hands of its President a certificate setting forth the said amendments and restatement and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD: At a meeting of the stockholders held on March 5, 2009, notice of which was duly given, the amendments and restatement herein certified were adopted and approved by the holders of ___% of the shares entitled to vote thereon and having at least a majority of the voting power.

IN WITNESS WHEREOF, this Certificate has been signed as of the ___ day of ________, 2009, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act of the undersigned and that the facts stated in this Certificate are true.

ROOMLINX, INC.

By:
Name: Michael S. Wasik, President

EXHIBIT A-1

ARTICLES OF INCORPORATION

OF

ROOMLINX, INC.

FIRST: The name of the corporation is ROOMLINX, INC. (the "Corporation").

SECOND: The Corporation's registered agent shall be National Registered Agents, Inc. of NV at 1000 East William Street, Suite 204, Carson City, Nevada 89701.

THIRD:  The aggregate number of shares which the Corporation shall have authority to issue is 1,505,000,000 shares. These shares are divided into 1,500,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value.

PART I. CLASS A PREFERRED STOCK TERMS

Section 1. Designation and Amount. A class of 720,000 shares of Preferred Stock is designated as "Class A Preferred Stock."

Section 2. Dividends. When and as declared by the Corporation's Board of Directors and to the extent permitted under Chapter 78 of the Nevada Revised Statutes ("NRS"), the holders of the Class A Preferred Stock shall be entitled to receive, and the Corporation shall pay on those shares, fixed cumulative dividends at an annual rate of nine (9%) percent in arrears for each share and no more, payable in cash or Class A Preferred Stock at the option of the Board of Directors. Class A Preferred Stock Dividends, when and if declared, shall be paid at the rate of one (1) share of Class A Preferred Stock for each twenty (.$20) cents of dividend declared. This right to receive and obligation to pay shall arise as, if, and when declared by the Board of Directors from the funds of the Corporation properly available for the payment of dividends in any fiscal year. Dividends in arrears as of June 30, 2004 were $75,000. Commencing on July 1, 2004, these dividends shall continue to accrue annually in arrears. Dividends on the Class A Preferred Stock shall be cumulative from the original issue of each share of the Class A Preferred Stock to the extent not paid, whether earned or not earned. No dividends or other distributions in any fiscal year shall be declared or paid on, nor shall there be a redemption of, the common shares of the Corporation or any shares of the Corporation that rank lower in priority to the Class A Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends provided for in this Section 2 have been paid, or have been declared and funds set aside for the payment thereof.

Section 3. Participation in Assets on Dissolution.  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Class A Preferred Stock shall be entitled to be paid the amount of twenty ($.20) cents for each share, together with all accrued and unpaid dividends on the shares, and no more, before any distribution to the holders of common shares or any other shares of the Corporation ranking lower in priority to the Class A Preferred Stock with respect to distribution on liquidation.

Section 4. Redemption at Corporation's Option. The Corporation shall have the right, at its option, and on notice as provided for in this Section 4, to redeem at any time all or any portion of the Class A Preferred Stock at a price of twenty ($.20) cents for each share, together with all accrued and unpaid dividends on those shares. In all cases of redemption of the Class A Preferred Stock, thirty (30) days advance written notice of the redemption shall be given by the Corporation through registered mail addressed to the shareholders whose shares are to be redeemed at their respective addresses appearing in the books of the Corporation. If notice is given and if on or before the date set for redemption the Corporation shall have set aside all funds necessary for the redemption, then on and after the date set for redemption all of these shares shall no longer be outstanding, all dividends on these shares shall cease to accrue, and all rights of the holders of these shares shall terminate, except for the right to receive the amount payable on redemption of the shares, without interest, on the surrender of the certificate representing the shares. Funds necessary for redemption shall be considered to be set aside only if they are held separate and apart from other corporate funds in trust for the benefit of the holders of the shares with respect to which the notice of redemption is given. If only a portion of the Class A Preferred Stock is redeemed, the shares to be redeemed shall be selected by lot.

Section 5: Voting Rights. The holders of shares of the Class A Preferred Stock shall not be entitled to vote at, or receive notices of, any meeting of the shareholders of the Corporation, except as required under the Nevada Revised Statutes, Title 7, Chapter 78.

PART II. POWER OF BOARD OF DIRECTORS TO AMEND CERTIFICATE OF INCORPORATION

The Board of Directors may, at any time or from time to time, (a) divide any or all of the preferred shares into classes or series; (b) determine for any class or series established by the Board, its designation, number of shares, and relative rights, preferences, and limitations; (c) change the designation, number of shares, relative rights, preferences or limitations of the shares of any class or series established by the Board, no shares of which have been issued; and (d) cause to be executed and filed without further approval of the shareholders of this Corporation, any amendment or amendments to this Articles of Incorporation as may be required to accomplish any of these amendments. In particular, but without limiting the generality of the above authority, the Board shall have authority to determine the following concerning preferred stock established by the Board:

(1) A distinctive designation for each class or series and the number of shares which shall constitute each class or series;

(2) The dividend rate or rates on shares of the series, any restrictions, limitations, or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the date or dates on which dividends, if declared, shall become payable.

(3) Whether the shares of the series shall be redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed;

(4) Whether the shares of the class or series are entitled to retirement or sinking fund for the purchase or redemption of such shares, and the amount and terms of such fund;

(5) The rights of the holders of shares of the series in the event of a liquidation, dissolution, or the winding up of the Corporation;

(6) Whether the shares of the series shall be convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate, or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible;

(7) The extent of any voting powers of the shares of the series;

(8) Whether the shares of the class or series are to be prior, equal or junior, to the shares of any other class or series in any respect;

(9) Any other preferences, qualifications, privileges, options, and other related or special rights and limitations of the class or series.

FOURTH: The number of directors constituting the Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. At any time during the year, at the discretion of the Board of Directors, the Board of Directors shall have the authority to increase the total number of Directors within the above range by special meeting of the Board of Directors.

FIFTH: No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. The Corporation shall have the authority to indemnify any Corporate Agent against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, with respect to which the Corporate Agent is a party, or is threatened to be made a party, to the fullest extent permitted by the Nevada General Corporations Law. The indemnification provided in this subparagraph shall not be deemed exclusive of any other right, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a Corporate Agent may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in that Corporate Agent's official capacity and as to action in another capacity. However, no indemnification shall be made to any Corporate Agent if a judgment or other final adjudication establishes that the Corporate Agent engaged in conduct that (1) breached a duty of loyalty to the Corporation or its shareholders, (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or (4) resulted in the receipt by the Agent of an improper personal benefit. Conduct breaching the duty of loyalty is conduct that a person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest. These indemnification rights shall inure to the benefit of the heirs, executors, and administrators of the Corporate Agent. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any liability asserted against the Corporate Agent, whether or not the Corporation would have the power to indemnify the Corporate Agent against the liability under the foregoing provisions. A "Corporate Agent" of the Corporation shall be any person who is or was a director, officer, employee or agent of this Corporation or of any constituent Corporation absorbed by this Corporation in a consolidation or merger, and other persons serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, or other enterprise.

IN WITNESS WHEREOF, the undersigned has signed his name to these Amended and Restated Articles of Incorporation and affirm that the statements herein are true under the penalties of perjury as of the _____________, 2009.

By:
Name:Michael S. Wasik, President

ANNEX C
CERTIFICATE OF AMENDMENT EFFECTING REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
ROOMLINX, INC.

(Pursuant to NRS 78.385 and 78.390 of the State of Nevada)

ROOMLINX, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

FIRST:	The name of the Corporation is Roomlinx, Inc.

SECOND:	This Certificate of Amendment shall become effective on ___________, 2009.

THIRD:	Article THIRD of the Articles of Incorporation of the Corporation is hereby amended by replacing the introductory paragraph thereof in its entirety with the following:

“THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 205,000,000 shares. These shares are divided into 200,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value. Each of the Corporation’s outstanding shares of Common Stock outstanding as of the close of business on ___________, 2009 is hereby subdivided and converted into 0.05 shares of Common Stock (the “Reverse Split”).  No fractional shares shall be issued in the Reverse Split; instead any fractional share will be rounded up to the next whole share.”

FOURTH:	At a meeting of the stockholders held on March 5, 2009, notice of which was duly given, the amendments herein certified were adopted and approved by the holders of ___% of the shares entitled to vote thereon and having at least a majority of the voting power.

IN WITNESS WHEREOF, this Certificate has been signed as of the ___ day of ________, 2009, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act of the undersigned and that the facts stated in this Certificate are true.

ROOMLINX, INC.

By:
Name: Michael S. Wasik, President

PROXY FOR ROOMLINX, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
March 5, 2009 OR ANY ADJOURNMENT THEREOF

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated January 23, 2009 of the Annual Meeting of Stockholders and hereby appoints Michael S. Wasik, with full power of substitution, the attorney, agent and proxy of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Roomlinx, Inc. (the “Company”) to be held March 5, 2009, and at any adjournment or adjournments thereof, for the following matters:

(1)    ☐ FOR all the following nominees (except as indicated to the contrary below):

Michael S. Wasik, Judson Just and Christopher Blisard

to serve as directors of the Company (to serve until the next annual meeting)

To withhold authority to vote for an individual Nominee, write that Nominee's name on this line.______________________________________

(2)   To approve an amendment to the Company's Long Term Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 25,000,000 to 120,000,000:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(3)   To approve the amendment and restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 245,000,000 to 1,500,000,000:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

 (4)   To approve the amendment of the Company’s Articles of Incorporation effecting a 1-for-200 reverse stock split of the Company’s Common Stock and a simultaneous decrease in the number of authorized shares of the Company’s Common Stock to 200,000,000:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(5)   To ratify the appointment of Stark Winter Schenkein & Co LLP as independent auditors of the Company for the fiscal year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(6)   In their discretion, to transact business that properly comes before the meeting or any adjournment thereof:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the amendment to the Company's Long Term Incentive Plan to increase the number of shares available for issuance thereunder to 120,000,000, FOR the amendment and restatement of the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock to 1,500,000,000, FOR the amendment of the Company’s Articles of Incorporation effecting a 1-for-200 reverse stock split and simultaneous decrease in the number of authorized shares of the Common Stock to 200,000,000, FOR ratification of the appointment of Stark Winter Schenkein & Co LLP as independent auditors of the Company and FOR the granting of discretion to the proxy holders to transact business that properly comes before the meeting or any adjournment thereof.

Individual:			Entity:

By:	or	By:
Name:
Title:
Date: ___________

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation the proxy must be signed by a duly authorized officer, and his name and title should appear where indicated below his signature.

Name of Registered Holder: ______________________________

Number of shares entitled to vote at the Annual Meeting: _______________